EXHIBIT 5

780 NORTH WATER STREET MILWAUKEE, WI 53202-3590 TEL 414-273-3500 FAX 414-273-5198 www.gklaw.com

July 8, 2010

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin  53202

RE:

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Marshall & Ilsley Corporation, a Wisconsin corporation (the “Corporation”), in connection with the issuance of up to 14,000,000 shares of common stock, $1.00 par value per share (the “Shares”), pursuant to the Marshall & Ilsley Corporation 2010 Equity Incentive Plan (the “Plan”), as described in the Company’s Prospectus relating to the Plan (the “Prospectus”).  In accordance with the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, the Corporation has prepared and will file a Registration Statement on Form S-8 (the “Registration Statement”) with the SEC on or about July 8, 2010.

In our capacity as counsel to the Corporation in connection with the issuance of the Shares, we have examined:  (1) the Registration Statement; (2) the Plan and the related Prospectus; (3) the Restated Articles of Incorporation, as amended, and the Amended and Restated By-Laws of the Corporation; (4) certain resolutions of the Corporation’s Board of Directors; and (5) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In all such investigations and examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized, and when issued as contemplated in the Registration Statement and in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

Marshall & Ilsley Corporation

July 8, 2010

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY AND APPLETON, WI; WASHINGTON, DC; AND SHANGHAI, PRC

GODFREY & KAHN IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS.